EXHIBIT 23.3




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 16, 2006, relating to the financial statements of Freeport LNG Development, L.P., which appears on page 125 in Cheniere Energy, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2005 and filed with the Securities and Exchange Commission on March 13, 2006.


                                                       /s/ HEIN & ASSOCIATES LLP
                                                       -------------------------
                                                       HEIN & ASSOCIATES LLP



June 8, 2006
Dallas, Texas